UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01         Entry into a Material Definitive Agreement.

Term Loan Agreement

On February 7, 2020, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, the Company’s operating company as the borrower (“BNL OP”), JP Morgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (collectively, the “Lenders”) entered into a Term Loan Agreement (the “Loan Agreement”), which provides for a term loan facility in an aggregate principal amount of $60 million maturing on February 7, 2022 (the “Maturity Date”).

The term loan facility bears interest, at BNL OP’s election, at a rate equal to (i) LIBOR plus an applicable margin (varying from 0.85% to 1.65%) or (ii) the base rate (based on The Wall Street Journal’s “Prime Rate” or as otherwise specified in the Loan Agreement) plus an applicable margin (varying from 0.00% to 0.65%). The applicable margins vary based on BNL OP’s credit ratings as set forth in the Loan Agreement and changes are effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the BNL OP in accordance with the Loan Agreement that such credit rating changes occurred. There is no scheduled amortization of the principal amount of loans outstanding under the term loan facility. Any principal amount outstanding is due and payable on the Maturity Date.

BNL OP may voluntarily prepay outstanding loans in whole or in part at any time without premium or penalty upon three business days’ prior written notice, provided that each voluntary prepayment of term loans (other than a prepayment of all outstanding term loans) will be in an aggregate minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof. BNL OP may not re-borrow any portion of term loans once it has been repaid.

The Loan Agreement requires BNL OP to comply with (i) a maximum leverage ratio equal to 0.60:1.00, (ii) a maximum secured indebtedness ratio equal to 0.40:1.00, (iii) a minimum unencumbered coverage ratio of 1.75:1.00, (iv) a minimum fixed charge coverage ratio of 1.50:1.00, and (v) a maximum ratio of total unsecured indebtedness to total unencumbered eligible property value equal to 0.60:1.00. BNL OP has the option, exercisable two times during the term of the Loan Agreement, to elect that the maximum leverage ratio and the maximum ratio of total unsecured indebtedness to total unencumbered eligible property value exceed 0.60:1.00 for any fiscal quarter in which BNL OP completes a material acquisition pursuant to the terms of the Loan Agreement, and the immediately subsequent two fiscal quarters, so long as the Company delivered a written notice to the Administrative Agent and such ratio does not exceed 0.65:1.00.

The Loan Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of its subsidiaries to:

●	engage in transactions with affiliates;

●	sell assets, including capital stock of its subsidiaries;

●	make dividends or purchase, redeem or acquire capital stock of the Company; and

●	consolidate or merge.

The Loan Agreement provides for certain customary representations and warranties, affirmative covenants, and events of default with respect to a facility of this nature. Remedies upon an event of default under the Loan Agreement include the acceleration of the maturity of amounts owed and the termination of all commitments of the lenders to lend under the Loan Agreement.

In connection with the Loan Agreement, the Company has agreed to unconditionally guarantee (the “Guaranty”), among other things, the due and punctual payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants, and duties owed by BNL OP to the Administrative Agent or any Lender under or in connection with the

Loan Agreement and any other loan documents related thereto. Amy L. Tait and Broadstone Ventures, LLC have agreed to provide an additional limited guarantee in the maximum amount of $60 million, with each such guarantor’s obligations being limited to the corresponding dollar amount agreed upon in such guaranty.

The foregoing description of the terms of the Loan Agreement and the Guaranty is not complete and is qualified in its entirety by reference to the copies of the Loan Agreement and the Guaranty filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Amendment No. 1 to Agreement and Plan of Merger

On February 7, 2020, the Company entered into Amendment No. 1 to that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 11, 2019, by and among the Company, BNL OP, Broadstone Real Estate, LLC (the “Manager”), Broadstone Net Lease Sub 1, Inc. (“BNL Sub 1”), Broadstone Net Lease Sub 2, Inc. (“BNL Sub 2”), Trident BRE Holdings I, Inc. (“Blocker Corp 1”), Trident BRE Holdings II, Inc. (“Blocker Corp 2”), and, solely for purposes of Sections 6.18, 6.19, and 6.20 of the Merger Agreement, Trident BRE Holdings I, L.P., and Trident BRE Holdings II, L.P., pursuant to which the parties amended the Merger Agreement to include certain changes to the BRE Disclosure Schedule (“Amendment No. 1 to the Merger Agreement”).

The foregoing description of the terms of Amendment No. 1 to the Merger Agreement is not complete and is qualified in its entirety by reference to the copy of Amendment No. 1 to the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Tax Protection Agreement

Upon closing of the Internalization (as defined below), on February 7, 2020, the Company, BNL OP, and certain recipients of membership units in BNL OP (“OP Units”) in the Mergers (as defined below) (such recipients, the “TPA Parties”) entered into a tax protection agreement (the “Tax Protection Agreement”) pursuant to which BNL OP agreed to indemnify the TPA Parties against the applicable income tax liabilities resulting from: (1) the sale, exchange, transfer, conveyance, or other disposition of the assets of the Manager that the Company acquired in the Internalization in a taxable transaction prior to February 7, 2030; and (2) the Company’s failure to offer the TPA Parties the opportunity to guarantee specific types of BNL OP’s indebtedness in order to enable the TPA Parties to continue to defer the applicable income tax liabilities associated with the allocation of that indebtedness. The Company’s maximum liability under the Tax Protection Agreement is capped at $10 million.

The foregoing description of the terms of the Tax Protection Agreement is not complete and is qualified in its entirety by reference to the copy of the Tax Protection Agreement filed as Exhibit 10.3 hereto and incorporated herein by reference.

Registration Rights Agreement

On February 7, 2020, the Company, the Tait Family Members and the Trident Holders entered into a registration rights agreement (the “Registration Rights Agreement”) in connection with the Internalization. The Tait Family Members include Amy Tait, Chairman of the Board of Directors (the “Board”) of the Company and other members of Ms. Tait’s family. The Trident Holders include funds managed by Stone Point Capital LLC, which are investors in the Company and affiliated with Agha Kahn, a member of the Board.

Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to prepare and file not later than 180 days following completion of an initial public offering (“IPO”) by the Company a shelf registration statement relating to the redemption of OP Units and the offer and sale of registrable shares of common stock of the Company (“Common Stock”) held by the Tait Family Members and the Trident Holders. The Company also has agreed to provide two demand registration rights to the Trident Holders which are available only after completion of an IPO. The Company also has agreed to provide customary piggyback registration rights to both the Tait Family Members and the Trident Holders in connection with public offerings by the Company after completion of an IPO. The Company has agreed to pay customary registration expenses and to provide customary indemnification in connection with the foregoing registration rights granted to the Tait Family Members and the Trident Holders.

The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the copy of the Registration Rights Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference.

Amendment to BNL OP Agreement

Upon closing of the Internalization, the Company, as managing member of BNL OP, entered into Amendment No. 1, dated February 7, 2020 (“Amendment No. 1”), to the Amended and Restated Operating Agreement of BNL OP, dated December 31, 2007 (the “A&R Operating Agreement”). Amendment No. 1 provides that if the Company does not complete an IPO by December 31, 2020, during the period from January 1, 2021 until the earlier of December 31, 2021 and the closing date of an IPO (excluding a “blackout” period after the Company files a registration statement on Form S-11), the former owners of the Manager who received OP Units will be granted certain redemption rights with respect to such OP Units as a means to provide additional liquidity in the absence of an IPO.

The foregoing description of the terms of Amendment No. 1 is not complete and is qualified in its entirety by reference to Amendment No. 1 and the A&R Operating Agreement, copies of which are filed herewith as Exhibit 10.5 and Exhibit 10.6, respectively, and incorporated herein by reference.

Item 1.02         Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by reference.

Upon closing of the Internalization, on February 7, 2020, the Company and BNL OP terminated (1) the Second Amended and Restated Asset Management Agreement, by and among the Company, BNL OP and Broadstone Asset Management, LLC (the “BNL Asset Management Agreement”), and (2) the Third Amended and Restated Property Management Agreement, by and among the Company, BNL OP and Broadstone Real Estate, LLC (the “BNL Property Management Agreement”).

Item 2.01         Completion of Acquisition or Disposition of Assets.

Internalization Closing

On February 7, 2020, the Company, BNL OP, the Manager, and certain of their affiliates closed the previously announced internalization (the “Internalization”) of the external management functions previously performed for the Company and BNL OP by the Manager and Broadstone Asset Management, LLC, the Company’s asset manager and wholly-owned subsidiary of the Manager. Pursuant to the terms of the Merger Agreement, the Internalization included the following:

(1)	on December 27, 2019, the Company repurchased all of the outstanding shares of its Common Stock held by the Manager at $85.00 per share for approximately $20 million;
(2)

BNL OP is obligated to provide specified transition services in connection with the sale by the Manager of certain businesses, operations, and legal entities unrelated to the management of the Company (the “Unrelated Businesses”) for a period of five months following closing of the sale of the Unrelated Businesses. In addition, pursuant to the terms of the asset purchase agreement, dated February 7, 2020, relating to the sale of the Unrelated Businesses, as a result of the Mergers, BNL OP may be responsible for certain liabilities retained by the Manager;

(3)	on February 7, 2020, the Company acquired 100% of the Manager through three mergers (the “Mergers”):
(a)	BNL Sub 1 merged with and into Blocker Corp 1 with Blocker Corp 1 surviving;
(b)	BNL Sub 2 merged with and into Blocker Corp 2 with Blocker Corp 2 surviving;
(c)	Blocker Corp 1 and Blocker Corp 2 contributed their interests in the Manager to BNL OP in exchange for OP Units; and
(d)	the Manager merged with and into BNL OP with BNL OP surviving;
(4)

as consideration in the Mergers, on February 7, 2020, the Company issued approximately 780,893 shares of Common Stock and BNL OP issued approximately 1,319,513 OP Units and the Company and BNL OP paid approximately $31 million in cash, with the aggregate value of the Common Stock, OP Units, and cash issued equal to approximately $209.5 million, and BNL OP assumed approximately $90.5 million of debt. The Company refinanced $60 million of the assumed indebtedness with the Term Loan which is guaranteed by Amy Tait and certain affiliated members of her family;

(5)	on February 7, 2020, approximately 69 employees, including the Senior Executives (as defined below), of the Manager became employees of a subsidiary of BNL OP; and
(6)	the BNL Asset Management Agreement and BNL Property Management Agreement were terminated.

In addition to the consideration to be paid immediately following the Mergers, the Merger Agreement provides that additional “earnout” consideration of up to an aggregate of $75 million (payable in four tranches of $10 million, $15 million, $25 million, and $25 million) will be due and payable to the former owners of the Manager if certain milestones related to either (a) the dollar volume-weighted average price of the Company’s common stock (the “Common Stock”) on the principal exchange or securities market (or over-the-counter market) on which Common Stock are then traded, following the completion of an IPO, or (b) the Company’s adjusted funds from operations per share, prior to the completion of an IPO, are achieved during specified periods of time following the completion of the Internalization.

The Company filed a Current Report on Form 8-K on November 12, 2019, containing the Merger Agreement and a description of its material terms, which is hereby incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, each of Christopher J. Czarnecki, Ryan M. Albano, John D. Moragne, and Sean T. Cutt (the “Senior Executives”) entered into an Employment Agreement (collectively, the “Original Employment Agreements”) with the Company and BNL OP to be effective on the closing of the Internalization. Effective February 7, 2020, each of the Senior Executives entered into an Amended and Restated Employment Agreement (collectively, the “A&R Employment Agreements”) with the Company, BNL OP, and Broadstone Employee Sub, LLC, BNL OP’s subsidiary (“REIT Operator”), solely for the purpose of adding REIT Operator as a party to each of the Original Employment Agreements. The A&R Employment Agreements supersede in their entirety the Original Employment Agreements. Other than adding REIT Operator to the Original Employment Agreements, there are no differences between the Original Employment Agreements and the A&R Employment Agreements.

The A&R Employment Agreements provide the following:

(1)	a term expiring on February 7, 2024;
(2)	an annual base salary of $625,000, in the case of Mr. Czarnecki, and $375,000, in the case for each of Messrs. Albano, Cutt, and Moragne, subject to increase, but not decrease, during the employment term, unless the decrease is pursuant to across-the-board salary reductions affecting other senior level executives of the Company;
(3)

beginning in 2020, a target annual bonus equal to 120% of the Senior Executive’s base salary, in the case of Mr. Czarnecki, and 100%, in the case of Messrs. Albano, Cutt, and Moragne, with the actual bonus amount, if any, to be based on actual performance relative to company-wide and individual performance goals;

(4)	reimbursement for reasonable out-of-pocket business expenses incurred in performing their duties in accordance with the expense reimbursement policy of the Company in effect from time to time;
(5)	participation in all benefit programs for which other senior executives of the Company are generally eligible;
(6)

beginning in 2020, a long-term incentive award under the Company’s long-term equity compensation program with a target grant value of $2,000,000, in the case of Mr. Czarnecki, and $700,000, in the case of Messrs. Albano, Cutt, and Moragne, which is contemplated to consist of 40% time-vested awards and 60% performance-based awards;

(7)	payments upon certain terminations of employment; and
(8)

restrictive covenants providing for non-competition, non-solicitation of employees, and non-interference with business relationships, in each case, during employment and for 12 months thereafter, mutual non-disparagement, and perpetual non-disclosure and non-use of confidential information.

The foregoing summary of the A&R Employment Agreements is qualified in its entirety by reference to the A&R Employment Agreements, complete copies of which are filed herewith as Exhibits 10.7 through 10.10 and incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

The Company issued a press release on February 7, 2020, announcing the completion of the Internationalization described above under Item 2.01. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01, including the information contained in the press release attached hereto as Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(a)             Financial statements of the businesses acquired.

The financial statements required by this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b)             Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed in accordance with Article 11 of Regulation S-X by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d)            Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Amendment No. 1, dated February  7, 2020, to Agreement and Plan of Merger, dated as of November  11, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc. and, solely for purposes of Sections 6.18, 6.19, and 6.20 of the Merger Agreement, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P.

10.1	Term Loan Agreement, dated February 7, 2020, by and among Broadstone Net Lease, LLC, Broadstone Net Lease, Inc., JPMorgan Chase Bank, N.A., and the other lenders party thereto
10.2	Guaranty, dated February 7, 2020, by Broadstone Net Lease, Inc. in favor of JPMorgan Chase Bank, N.A.
10.3	Tax Protection Agreement, dated February 7, 2020, between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and the persons named therein
10.4	Registration Rights Agreement, dated February 7, 2020, between Broadstone Net Lease, Inc. and the persons named therein
10.5	Amendment No. 1, dated February 7, 2020 to the Amended and Restated Operating Agreement of Broadstone Net Lease, LLC
10.6	Amended and Restated Operating Agreement of Broadstone Net Lease, LLC, dated December 31, 2007
10.7	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and Christopher J. Czarnecki
10.8	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and Ryan M. Albano
10.9	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and Sean T. Cutt
10.10	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and John D. Moragne
99.1	Press Release dated February 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: February 7, 2020